EXHIBIT 99

EDIA INFORMATION Merchants Group, Inc., 250 Main Street, Buffalo, New York 14202
For Immediate Release
Contact: Kenneth J. Wilson
Telephone: (716) 849-3101
** MERCHANTS GROUP REPORTS EARNINGS
FOR THE QUARTER ENDED SEPTEMBER 30, 2005**
     BUFFALO, N.Y., November 14, 2005 — MERCHANTS GROUP, INC. (AMEX-MGP) announced results for the quarter and nine months ended September 30, 2005.
     For the third quarter of 2005 the Company reported that net income and operating income increased 48% to $1,721,000 ($.81 per diluted share) compared to $1,163,000 ($.55 per diluted share) for the third quarter of 2004. For the nine months ended September 30, 2005 the Company earned $2.87 per diluted share on net income of $6,087,000 compared to $1.66 per diluted share on net income of $3,524,000 for the same period in 2004. Operating income increased 89% to $6,087,000 ($2.87 per diluted share) for the nine months ended September 30, 2005 from $3,214,000 ($1.52 per diluted share) for the same period in 2004. Lower losses and loss adjustment expenses (LAE) for the current accident year and favorable loss and LAE development from prior accident years had a significant positive impact on performance, despite a planned decrease in revenues.
     Operating income, a non-GAAP financial measure, is calculated by subtracting (or adding) after-tax net investment gains (or losses) on investment securities from (to) net income. The Company uses operating income, among other measures, to evaluate its performance because net investment gains or
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Merchants Group, Inc. through its wholly owned subsidiary, Merchants Insurance Company of New Hampshire, Inc., provides property and casualty insurance to businesses and individuals throughout the northeastern and mid-atlantic United States.

losses in a given period may vary significantly based on changing circumstances, could distort the comparability of results, and are not considered a core component of insurance operations.
     The financial statements reflect the effects of a Services Agreement and a Reinsurance Pooling Agreement between the Company and its wholly-owned insurance subsidiary, Merchants Insurance Company of New Hampshire, Inc. (MNH), and Merchants Mutual Insurance Company (Mutual), which became effective on January 1, 2003. Under the Services Agreement Mutual provides underwriting, administrative, claims and investment services to the Company and MNH. The Reinsurance Pooling Agreement provides for the pooling, or sharing, of insurance business traditionally written by Mutual and by MNH on or after the effective date. MNH’s share of combined Mutual and MNH premiums earned and losses and LAE for 2005 in accordance with the Reinsurance Pooling Agreement is 30%. MNH’s pooling percentage for 2004 was 35%. By reducing its pooling percentage, the Company is making capital available for other opportunities in an effort to increase return on shareholders’ equity and maximize shareholder value. The Company announced in February 2005 that it retained Philo Smith Capital Corporation to explore strategic alternatives for its long-term development and that initiative continues.
     This earnings release provides a comparison of combined Mutual and MNH direct premiums written for 2005 to 2004.
Third Quarter Comparisons:
     Revenues for the Company for the third quarter of 2005 were $14,208,000, a 13% decrease from $16,281,000 recorded in the same period in 2004. Net premiums earned decreased $2,006,000 (14%) to $12,155,000, from $14,161,000 in 2004. Net premiums earned reflect the Company’s lower share (30% for 2005 versus 35% for 2004) of pooled net premiums earned. Net investment income decreased 2% to $1,890,000 in 2005 from $1,935,000 in 2004, primarily due to a 4% decrease in average invested assets resulting from declining net premiums written. There were no net realized investment gains in 2005 or 2004.
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     The group-wide or combined direct premiums written by MNH and Mutual in accordance with the Reinsurance Pooling Agreement for the third quarter of 2005 were $49,262,000, an increase of $710,000, or 1%, from $48,552,000 in 2004. The Company’s pro forma share of combined direct premiums written in 2005 and 2004, in accordance with the Reinsurance Pooling Agreement, was $14,779,000 and $16,993,000, respectively. These amounts reflect the Company’s pooled share (30% for 2005 versus 35% for 2004) of combined direct premiums written in accordance with the Reinsurance Pooling Agreement. The table below shows a comparison of direct premiums written by major category in 2005 and 2004.

	Group-wide DWP			MNH Pooled Share
	Three months ended			Three months ended
	September 30,			September 30,
	2005	2004	Variance	2005	2004		Variance
	(000’s omitted)			(000’s omitted)
Major Categories
					(30%)	*	(35%) *
Voluntary Personal	$11,225	$13,054	(14%)	$3,368	$4,569		(26%)
Voluntary Commercial	33,025	30,435	9%	9,908	10,652		(7%)
Umbrella Program	4,281	4,102	4%	1,284	1,436		(11%)
Involuntary	731	961	(24%)	219	336		(35%)

Total Direct Written Premiums	$49,262	$48,552	1%	$14,779	$16,993		(13%)

*	Pooling percentages.
     The 14% decrease in group-wide voluntary personal direct premiums written primarily resulted from a 23% decrease in private passenger automobile (PPA) direct premiums written. This decrease in PPA direct premiums written is the result of the companies’ policy, implemented in 2002, not to write new policies in certain jurisdictions.
     Group-wide voluntary commercial direct premiums written increased $2,590,000, or 9%, to $33,025,000 for the three months ended September 30, 2005 from $30,435,000 for the three months ended September 30, 2004. This increase in commercial lines direct premiums written was due to period-to-period increases in all major group-wide commercial products. Total voluntary commercial policies in force at September 30, 2005 increased 9% from September 30, 2004.
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     The monoline commercial umbrella program (the Umbrella Program) resulted in $4,281,000 in direct premiums written in the third quarter of 2005 compared to $4,102,000 in the third quarter of 2004. The Umbrella Program is marketed exclusively through one independent agent and approximately 95% of the premiums and losses related to these policies are reinsured with an “A (Excellent)” rated national reinsurer through a quota share reinsurance treaty.
     Net losses and loss adjustment expenses (LAE) decreased $1,867,000, or 21%, to $7,074,000 in 2005 from $8,941,000 in 2004. The lower losses and LAE reflect the Company’s lower share (30% in 2005 versus 35% in 2004) of pooled losses and LAE and the continuing improvement in underwriting results. The loss and LAE ratio decreased 4.9 percentage points to 58.2% in 2005 from 63.1% in 2004. The decrease in the loss and LAE ratio is due to favorable development of losses occurring in prior accident years during the third quarter of 2005, which reduced the loss and LAE ratio by 9.1 percentage points in the third quarter of 2005. During the corresponding period in 2004, the change in estimate for prior accident year losses added 6.0 percentage points to the loss and LAE ratio. Offsetting the favorable prior accident year development was a 2.9 percentage point increase in the estimated year-to-date loss and LAE ratio for the 2005 accident year from the second quarter to the third quarter of 2005, compared to a 2.9 percentage point decrease in the estimated year-to-date loss and LAE ratio for the 2004 accident year during the third quarter of 2004. Although this accounted for a 10.2 percentage point increase in the quarterly loss and LAE ratio for the third quarter of 2005 compared to the third quarter of 2004, the year-to-date loss and LAE ratio for 2005 remains improved over the comparable number for 2004.
     Total amortization of deferred policy acquisition costs and other underwriting expenses were $4,650,000 for the third quarter of 2005, a decrease of $1,381,000, or 23%, from $6,031,000 for the third quarter of 2004. The amortization of deferred acquisition costs decreased 14% compared to the prior year, consistent with the 14% decrease in net premiums earned. Other underwriting expenses decreased $864,000, or 37%, to $1,490,000 in 2005 compared to $2,354,000 in 2004. Other underwriting expenses include a charge for $107,000 (.9 percentage points of the expense ratio) of retrospective commission related to the Reinsurance Pooling Agreement, which provides for
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retrospective commission income or expense based on actual cumulative experience of the pooled business compared to a target loss and LAE ratio of 74%. The commission is owed to Mutual based on a decrease during 2005 in the estimated cumulative loss and LAE ratio on the pooled business since the inception of the Reinsurance Pooling Agreement. The Company recorded $576,000 of retrospective commission expense in the third quarter of 2004 (4.1 percentage points of the expense ratio). The Company’s expense ratio remains higher (38.3 percentage points) than industry standards. This is partially due to the Company’s plan to reduce its reliance on “traditional” property and casualty insurance business by reducing its percentage participation in the Reinsurance Pooling Agreement, which has resulted in certain fixed expenses having a greater impact on the expense ratio.
Nine Month Period Comparisons:
     Revenues for the nine month period ended September 30, 2005 were $43,046,000, a 13% decrease from $49,466,000 recorded in 2004. Net premiums earned decreased $5,695,000 (13%) to $36,899,000 in 2005 from $42,594,000 in 2004, reflecting the Company’s lower share (30% for 2005 versus 35% for 2004) of pooled net premiums earned. Net investment income decreased 4% to $5,734,000 in 2005, from $5,954,000 in 2004, primarily due to a 5% decrease in average invested assets resulting from declining premiums written. There were no net realized investment gains in 2005 compared to $470,000 ($.14 per diluted share after taxes) of gains in 2004.
     Net losses and LAE decreased $9,197,000, or 33%, to $18,985,000 in 2005 from $28,182,000 in 2004. The lower losses and LAE reflect the Company’s lower share (30% in 2005 versus 35% in 2004) of pooled losses and LAE and the continuing improvement in underwriting results. The loss and LAE ratio decreased 14.7 percentage points to 51.5% in 2005 from 66.2% in 2004. The decrease in the loss and LAE ratio is due to improvement in loss experience for the 2005 accident year compared to the 2004 accident year and to favorable development of losses and LAE occurring in prior accident years. The prior accident years’ favorable loss development decreased the loss and LAE ratio 10.0 percentage points in 2005. During the nine months ended September 30, 2004, the Company recorded unfavorable development of losses and LAE occurring in prior accident years which increased the loss and LAE ratio for that period by 3.3 percentage points.
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     Total amortization of deferred policy acquisition costs and other underwriting expenses were $15,446,000 for 2005, a decrease of $1,441,000, or 9%, from $16,887,000 for 2004. The amortization of deferred acquisition costs decreased 13%, consistent with the 13% decrease in net premiums earned. Other underwriting expenses increased $39,000, or 1%, to $5,852,000 in 2005, from $5,813,000 in 2004. Other underwriting expenses include a charge of $1,960,000 (5.3 percentage points of the expense ratio) of retrospective commission related to the Reinsurance Pooling Agreement compared to $1,325,000 (3.1 percentage points of the expense ratio) of retrospective commission expense in 2004.
Other Information:
     Book value per common share at September 30, 2005 increased to $35.97 from $34.04 at December 31, 2004.
     Merchants Group, Inc. through its wholly-owned subsidiary, Merchants Insurance Company of New Hampshire, Inc., offers property and casualty insurance through independent agents to preferred risk individuals and businesses in the Northeast United States. The Company is headquartered in Buffalo, New York.
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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
     Certain statements made in this press release constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations and intentions. Words such as “believes,” “forecasts,” “intends,” “possible,” “expects,” “anticipates,” “estimates,” or “plans,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve certain assumptions, risks and uncertainties that include, but are not limited to, those associated with factors
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affecting the property-casualty insurance industry generally, including price competition, the Company’s dependence on state insurance departments for approval of rate increases, size and frequency of claims, escalating damage awards, natural disasters, fluctuations in interest rates and general business conditions; the Company’s dependence on investment income; the geographic concentration of the Company’s business in the northeastern United States and in particular in New York, New Hampshire, New Jersey, Rhode Island, Pennsylvania and Massachusetts; the adequacy of the Company’s loss reserves; the Company’s dependence on the general reinsurance market; government regulation of the insurance industry; exposure to environmental claims; dependence of the Company on its relationship with Merchants Mutual Insurance Company and the other risks and uncertainties discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.
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Merchants Group, Inc.
Consolidated Statement of Operations
(in thousands except per share amounts)

	Three months ended			Nine months ended
	September 30,			September 30,
	2005	2004	% change	2005	2004	% change
			(unaudited)

Revenues:
Net premiums earned from affiliate	$12,155	$14,161	(14.2)	$36,899	42,594	(13.4)
Net investment income	1,890	1,935	(2.3)	5,734	5,954	(3.7)
Net investment gains	—	—	—	—	470	(100.0)
Other revenues from affiliate	163	185	(11.9)	413	448	(7.8)

Total revenues	14,208	16,281	(12.7)	43,046	49,466	(13.0)

Expenses:
Net losses and loss adjustment expenses ($8,362, $8,011, $20,205 and $24,708 from affiliate)	7,074	8,941	(20.9)	18,985	28,182	(32.6)
Amortization of deferred policy acquisition costs from affiliate	3,160	3,677	(14.1)	9,594	11,074	(13.4)
Other underwriting expenses ($1,275, $2,264, $5,177 and $5,196 from affiliate)	1,490	2,354	(36.7)	5,852	5,813	.7

Total expenses	11,724	14,972	(21.7)	34,431	45,069	(23.6)

Income before income taxes	2,484	1,309	89.8	8,615	4,397	95.9
Provision for income taxes	763	146	422.6	2,528	873	189.6

Net income	$1,721	$1,163	48.0	$6,087	$3,524	72.7

Operating income	$1,721	$1,163	48.0	$6,087	$3,214	89.4
Net investment gains, after taxes	—	—	—	—	310	(100.0)

Net income	$1,721	$1,163	48.0	$6,087	$3,524	78.7

Basic earnings per share:
Operating income	$.81	$.55	47.3	$2.88	$1.52	89.5
Net investment gains, after taxes	—	—	—	—	.15	(100.0)

Net income	$.81	$.55	47.3	$2.88	$1.67	72.5

Diluted earnings per share:
Operating income	$.81	$.55	47.3	$2.87	$1.52	88.8
Net investment gains, after taxes	—	—	—	—	.14	(100.0)

Net income	$.81	$.55	47.3	$2.87	$1.66	72.9

Weighted average shares outstanding
Basic	2,114	2,114		2,114	2,113
Diluted	2,120	2,119		2,119	2,118
GAAP Combined Ratio	96.5	105.7		93.3	105.8
Statutory Combined Ratio	95.4	104.7		93.6	106.1
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Merchants Group, Inc.
Consolidated Condensed Balance Sheet
(in thousands)

	September 30,	December 31,
	2005	2004
	(unaudited)
Assets
Investments	$185,593	$197,709
Premiums receivable from affiliate	14,042	15,136
Deferred policy acquisition costs from affiliate	6,667	7,570
Reinsurance recoverable on paid and unpaid losses	20,846	20,225
Deferred federal income tax benefit	5,315	5,028
Other assets	13,811	14,781

Total assets	$246,274	$260,449

Liabilities and Stockholders’ Equity
Liabilities:
Reserve for losses and loss adjustment expenses (affiliate $48,874 and $43,724)	$119,880	$128,415
Unearned premiums from affiliate	30,574	33,685
Other liabilities (affiliate $4,402 and $4,262)	19,774	26,375

Total liabilities	170,228	188,475
Stockholders’ equity:	76,046	71,974

Total liabilities and stockholders’ equity	$246,274	$260,449